UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2017

CATHAY GENERAL BANCORP
(Exact name of registrant as specified in its charter)

Delaware	001-31830	95-4274680
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

777 North Broadway, Los Angeles, California 90012

(Address of principal executive offices)     (Zip Code)

Registrant’s telephone number, including area code: (213) 625-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                On February 16, 2017, Mr. Patrick S.D. Lee notified the Boards of Directors of Cathay General Bancorp (the “Company”) and Cathay Bank that he intends to retire as a director and as the lead independent director of the Company and as a director of Cathay Bank.  Therefore, he will not seek re-election at the 2017 Annual Meeting of Stockholders of the Company (the “2017 Annual Meeting”).  His decision to retire and not stand for re-election was not the result of any disagreement between the Company and Mr. Lee on any matter relating to the Company’s operations, policies or practices.  Mr. Lee’s current term as a director and the lead independent director of the Company will expire at the 2017 Annual Meeting.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 16, 2017, the Board of Directors of the Company (the “Board”) approved and adopted the Amended and Restated Bylaws of the Company in substantially the form attached hereto as Exhibit 3.1. The Amended and Restated Bylaws amended Article V, Section 3 and Section 5, of the previously adopted Amended and Restated Bylaws of the Company. The purpose of the amendments is to change which officer shall preside at meetings of the stockholders.

The description of the amendments is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws, which is attached hereto as Exhibit 3.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

3.1 Amended and Restated Bylaws of Cathay General Bancorp

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 17, 2017
CATHAY GENERAL BANCORP

	By:	/s/ Heng W. Chen
Heng W. Chen
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

3.1	Amended and Restated Bylaws of Cathay General Bancorp